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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in the Statement of Additional Information constituting part of the registration statement on Form N-14 (the "Registration Statement") of our reports dated March 1, 2007 relating to the financial statements and financial highlights of Dynamic Growth Trust, Mid Cap Stock Trust, Growth & Income Trust, Quantitative All Cap Trust, Quantitative Mid Cap Trust, Mid Cap Index Trust, U.S. Global Leaders Growth Trust and Blue Chip Growth Trust (portfolios of John Hancock Trust), appearing in the December 31, 2006 Annual Reports to Shareholders of John Hancock Trust. We also consent to the references to us under the headings "Financial Statements" and "Financial Highlights" in the Prospectus/Proxy statement and "Information Incorporated by Reference" in the Statement of Additional Information which constitute part of this Registration Statement.

We hereby also consent to the incorporation by reference in the May 1, 2007 Statement of Additional Information of John Hancock Trust of our reports dated March 1, 2007 relating to the financial statements and financial highlights which appear in the December 31, 2006 Annual Reports to Shareholders of the John Hancock Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in the in the May 1, 2007 Prospectus and Statement of Additional Information of John Hancock Trust.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
January 18, 2008